Exhibit 23.1

Consent of Independent Auditors

The Board of Directors
Ultra Clean Holdings, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-114051, No. 333-123820, No. 333-135147, No. 333-141989, No. 333-151335, No. 333-158108, No. 333-165782, No. 333-167530, No. 333-188995, No. 333-219447 and No. 333-235574) on Form S-8 and registration statement (No. 333-255039) on Form S-3 of Ultra Clean Holdings, Inc. of our report dated June 14, 2021 with respect to the consolidated financial statements of Ham-Let Israel-Canada Ltd. included in this Current Report (Form 8-K/A) of Ultra Clean Holdings, Inc. dated June 14, 2021.

/S/ Kost Forrer Gabbay and Kasierer

A member of Ernst & Young Global

Haifa, Israel
June 14, 2021